Exhibit 99.1

     Insight Communications Announces Second Quarter 2006 Results

    NEW YORK--(BUSINESS WIRE)--Aug. 3, 2006--Insight Communications Company today announced financial results for the quarter ended June 30, 2006.

    Second Quarter Highlights

    --  Revenue of $311.7 million, an increase of 12% over Q2 2005

    --  Adjusted Operating Income before Depreciation and
        Amortization* of $117.6 million, a decrease of 4% over Q2 2005

    --  Capital expenditures of $84.1 million

    --  Free Cash Flow* of ($37.3) million

    -- Total Customer Relationships of 1,375,100 at Q2 2006, an increase of 59,700 compared to 1,315,400 at Q2 2005

    -- Total Revenue Generating Units ("RGUs") of 2,516,300 at Q2 2006, an increase of 15% from Q2 2005

        -- High-speed Internet ("HSI") customer net gain of 19,700, compared to net additions in Q2 2005 of 23,500. Total HSI customers at quarter end were 534,500, a penetration of 22% of HSI homes passed.

        -- Basic customer net loss of 4,300, an improvement of 9,900 from Q2 2005 net losses of 14,200, resulting in 1,302,400 basic customers at quarter end

        -- Digital customer net gain of 11,700, an increase of 9,900 customers over Q2 2005 net additions, increasing digital customers to 572,200 at quarter end. Digital penetration was 46% of the company's Digital Universe.

        -- Telephone customer net gain of 7,500, an increase of 2,600 customers over Q2 2005 net additions, bringing total telephone customers to 107,200 at quarter end and penetration to 12% of marketable homes passed

    -- As of June 30, 2006, 98% of the company's customers were passed by two-way, 750 MHz or higher capacity upgraded network.

* See explanation of these Non-GAAP measures on page 5.

                               1

    "Our double-digit revenue growth and record second quarter RGU growth are a reflection of the successful investments we've been making in our sales, marketing and growth capabilities, " said Michael Willner, CEO. "Although our expenses and operating cash flow might seem to be out of line with our top-line growth, they indeed are right in line with our Q2 budget. We had some one-time credits last year, which resulted in OIBDA growth of 15% in Q2 2005, making a difficult year-over-year comparison. In addition, since the third quarter of last year, we have been building up our growth capability and operations in anticipation of an aggressive IP telephony launch, slated to begin next month. As a result, we are very comfortable that we will resume quarterly OIBDA growth in Q3 and will continue our strong RGU growth as telephony launches commence."

    Operating Results for the Three Months Ended June 30, 2006
Compared to the Three Months Ended June 30, 2005

    Revenue for the three months ended June 30, 2006, totaled $311.7 million, an increase of 12% over the prior year, due primarily to customer gains in all services, as well as video rate increases. High-speed Internet service revenue increased 27% over the prior year, which was attributable to an increased customer base and was partially offset by lower average revenue per customer due to promotional discounts. Insight added a net 19,700 high-speed Internet customers during the quarter to end at 534,500 customers.
    Basic cable service revenue increased 7% due to an increased customer base and video rate increases, partially offset by promotional discounts. Historically, Insight has experienced a seasonal decline in basic customers during the second quarter primarily as a result of students leaving the university communities Insight serves. In addition, digital service revenue increased 23% over the prior year due to an increased customer base. Insight added a net 11,700 digital customers during the quarter to end at 572,200 customers.
    Insight is increasing its customer growth and retention efforts by increasing spending on sales and marketing efforts, emphasizing bundling and enhancing and differentiating its video services with video-on-demand, high definition television and digital video recorders. The company is also continuing to focus on improving customer satisfaction through higher service levels and increased education of product offerings.

                                   2


Revenue by service offering was as follows for the three months ended June 30 (dollars in thousands):

                          Revenue by Service Offering
                   ------------------------------------------ --------
                     Three                 Three
                     Months                Months
                     Ended                 Ended      % of    % Change
                    June 30,  % of Total  June 30,    Total     in
                      2006      Revenue     2005     Revenue   Revenue
                   ---------- ---------- ---------- --------- --------
Basic               $160,328       51.5%  $150,071      53.7%     6.8%
High-Speed Internet   58,616       18.8%    46,318      16.6%    26.6%
Digital               34,307       11.0%    27,838      10.0%    23.2%
Advertising           20,020        6.4%    19,749       7.1%     1.4%
Premium               13,852        4.4%    13,746       4.9%     0.8%
Telephone             12,528        4.0%     8,387       3.0%    49.4%
Franchise fees         7,384        2.4%     7,782       2.8%    -5.1%
Other                  4,682        1.5%     5,420       1.9%   -13.6%
                   ---------- ---------- ---------- --------- --------
Total               $311,717      100.0%  $279,311     100.0%    11.6%
                   ---------- ---------- ---------- --------- --------

    Total Customer Relationships were 1,375,100 as of June 30, 2006, an increase of 59,700 from 1,315,400 as of June 30, 2005. Total Customer Relationships represent the number of customers who receive one or more of Insight's products (i.e., basic cable, high-speed Internet or telephone) without regard to which product they purchase. RGUs, which represent the sum of basic, digital, high-speed Internet and telephone customers, as of June 30, 2006, increased 15% as compared to June 30, 2005.

RGUs by category were as follows (in thousands):

                                  June 30, 2006       June 30, 2005
                               ------------------- -------------------
Basic                                     1,302.4             1,257.2
Digital                                     572.2               460.8
High-Speed Internet                         534.5               391.3
Telephone                                   107.2                73.5
                               ------------------- -------------------
 Total RGUs                               2,516.3             2,182.8
                               ------------------- -------------------

    Average monthly revenue per basic customer was $79.65 for the three months ended June 30, 2006, compared to $73.64 for the three months ended June 30, 2005. This primarily reflects the continued growth of high-speed Internet and digital product offerings in all markets, as well as video rate increases.
    Programming and other operating costs increased $20.5 million, or 22%. Increases in customers and substantial increases in programming rates were significant drivers of the cost increase for the three months ended June 30, 2006. For the three months ended June 30, 2005, programming costs reflected certain programming credits. These credits resulted from favorable resolution of pricing negotiations related to certain prior period programming costs that were accrued at a higher rate than the amount actually paid. Programming credits for the three months ended June 30, 2006, were significantly lower, causing overall programming cost increases to be greater. In addition, direct operating costs increased due to an increase in high-speed Internet service costs as the company continued to transition its Internet services in-house to make additional one-time investments. Other operating costs increased primarily as a result of increases in repair, maintenance and warranty costs; an increase in taxes due to a change in the tax law in Kentucky; and an increase in installation labor due to increased customer activity.

                                   3

    Selling, general and administrative expenses increased $15.6 million, or 23%, primarily due to increased payroll, payroll related costs and temporary help associated with an increase in the number of employees and salary increases for existing employees. Marketing expenses increased over the prior year to support the continued rollout of high-speed Internet, digital and telephone products, and to grow the company's core video customer base. Customer billing and collection fees increased due to the increase in our customer base. Professional fees also increased due to increased legal activity for the three months ended June 30, 2006.
    Depreciation and amortization expense increased $6.1 million, or 10%, primarily as a result of additional capital expenditures through June 30, 2006. These expenditures were primarily for purchases of customer premise equipment, installation materials, capitalized labor, headend equipment and network extensions, all of which Insight considers necessary in order to continue to maintain and grow its customer base and expand its service offerings. Partially offsetting this increase was a decrease in depreciation expense related to certain assets that have become fully depreciated since June 30, 2005.
    As a result of the factors discussed above, Adjusted Operating Income before Depreciation and Amortization decreased $4.8 million to $117.6 million, a decrease of 4% over Q2 2005.
    Interest expense increased $4.9 million, or 9%, because of i) higher interest rates, which averaged 8.9% for the three months ended June 30, 2006, as compared to 8.1% for the three months ended June 30, 2005, and ii) additional interest expense on the now fully accreted 12 1/4% Senior Discount Notes.

    Liquidity and Capital Resources

    Insight's business requires cash for operations, debt service and capital expenditures. The cable television business has substantial ongoing capital requirements for the construction, expansion and maintenance of its broadband networks and provision of new services. In the past, expenditures have been made for various purposes, including the upgrade of the existing cable network, and will continue to be made for network extensions, installation of new services, customer premise equipment (e.g., set-top boxes), deployment of new product and service offerings, and, to a lesser extent, network upgrades. Historically, Insight has been able to meet its cash requirements with cash flow from operations, borrowings under its credit facilities and issuances of private and public debt and equity.

                                   4

    Cash provided by operations for the six months ended June 30, 2006 and 2005 was $133.3 million and $143.2 million. The decrease was primarily attributable to an increase in our net loss partially offset by the timing of cash receipts and payments related to our working capital accounts.
    Cash used in investing activities for the six months ended June 30, 2006 and 2005 was $141.8 million and $92.9 million. The increase primarily was due to increases in capital expenditures. For the six months ended June 30, 2006 and 2005, Insight spent $141.8 million and $93.5 million in capital expenditures. These expenditures principally constituted purchases of customer premise equipment, capitalized labor, installation materials, headend equipment and system upgrades and rebuilds, all of which are necessary to maintain Insight's existing network, grow its customer base and expand its service offerings.
    Cash used in financing activities for the six months ended June 31, 2006 and 2005 was $16.7 million and $41.8 million. The decrease was due to $25.0 million in net proceeds from borrowings under Insight's credit facility for the three months ended June 30, 2006.
    Free Cash Flow for the six months ended June 30, 2006 totaled ($8.4) million, compared to $49.7 million for the six months ended June 30, 2005. The decrease in Free Cash Flow from the six months ended June 30, 2005, to the six months ended June 30, 2006, of $58.1 million was primarily driven by the following:

    --  A $48.3 million increase in capital expenditures;

    -- A $7.4 million increase in cash interest expense paid primarily driven by an increase in interest rates;

    -- A $3.7 million source of Free Cash Flow for the six months ended June 30, 2006, compared to a $5.6 million source for the six months ended June 30, 2005, from changes in working capital accounts; and

    --  A $500,000 increase in cash taxes paid.

    Insight believes that the Insight Midwest Holdings credit facility, cash on-hand and cash flow from operations are sufficient to support the company's current operating plan. Insight had the ability to draw upon $231.4 million of unused availability under the Insight Midwest Holdings credit facility as of June 30, 2006, to fund any shortfall resulting from the inability of Insight Midwest's cash from operations to fund its capital expenditures, meet its debt service requirements, including mandatory redemptions, or otherwise fund its operations. Insight expects to use any available Free Cash Flow to repay its indebtedness.

    Use of Adjusted Operating Income before Depreciation and
Amortization and Free Cash Flow

    Insight utilizes Adjusted Operating Income before Depreciation and Amortization (defined as operating income before depreciation, amortization and non-cash stock-based compensation), among other measures, to evaluate the performance of its businesses. Adjusted Operating Income before Depreciation and Amortization is considered an important indicator of the operational strength of Insight's businesses and is a component of its annual compensation programs. In addition, Insight's debt agreements use Adjusted Operating Income before Depreciation and Amortization, adjusted for certain non-recurring items, in their leverage and other covenant calculations. Insight also uses this measure to determine how it will allocate resources and capital. Insight's management finds this measure helpful because it captures all of the revenue and ongoing operating expenses of its businesses and therefore provides a means to directly evaluate the ability of the business operations to generate returns and to compare operating capabilities across its businesses. This measure is also used by equity and fixed income research analysts in their reports to investors evaluating Insight's businesses and other companies in the cable television industry. Insight believes Adjusted Operating Income before Depreciation and Amortization is useful to investors because it enables them to assess its performance in a manner similar to the methods used by Insight's management and provides a measure that can be used to analyze, value and compare companies in the cable television industry that may have different depreciation, amortization and stock-based compensation policies.

                                   5

    A limitation of Adjusted Operating Income before Depreciation and Amortization, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in Insight's businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures, investment spending and Free Cash Flow. Management also evaluates the costs of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. Another limitation of Adjusted Operating Income before Depreciation and Amortization is that it does not reflect income net of interest expense, which is a significant expense for the company because of the substantial debt it has incurred to acquire cable television systems and finance capital expenditures to upgrade its cable network. Management evaluates the impact of interest expense through other measures, including interest expense itself, Free Cash Flow, the returns analysis discussed above and debt service covenant ratios under Insight's credit facility.
    Free Cash Flow is net cash provided by operating activities (as defined by accounting principles generally accepted in the United States) less capital expenditures. Free Cash Flow is considered to be an important indicator of Insight's liquidity, including its ability to repay indebtedness. Insight believes Free Cash Flow is useful for investors because it enables them to assess Insight's ability to service its debt and to fund continued growth with internally generated funds in a manner similar to the methods used by Insight's management, and provides a measure that can be used to analyze, value and compare companies in the cable television industry.
    Both Adjusted Operating Income before Depreciation and Amortization and Free Cash Flow should be considered in addition to, not as a substitute for, Operating Income, Net Income and various cash flow measures (e.g., Net Cash Provided by Operating Activities), as well as other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States.

                                   6

    Reconciliation of Net Loss to Adjusted Operating Income before Depreciation and Amortization

    The following table reconciles Net Loss to Adjusted Operating
Income before Depreciation and Amortization. In addition, the table provides the components from Net Loss to Operating Income.

                                  Three Months         Six Months
                                 Ended June 30,      Ended June 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
                                           (in thousands)
Net loss                       $ (8,895) $   (728) $(19,714) $ (9,070)
Provision for income taxes           80       125       160       250
                                --------  --------  --------  --------
Loss before income taxes         (8,815)     (603)  (19,554)   (8,820)
Minority interest income
 (expense)                       (2,110)    5,227    (4,615)    3,827
                                --------  --------  --------  --------
Income (loss) before minority
 interest and income taxes      (10,925)    4,624   (24,169)   (4,993)
Other (income) expense:
 Other                              (20)     (543)       50      (671)
 Interest income                   (369)     (761)     (881)   (1,023)
 Interest expense                61,208    56,291   122,283   111,008
                                --------  --------  --------  --------
Total other expense, net         60,819    54,987   121,452   109,314
                                --------  --------  --------  --------
Operating income                 49,894    59,611    97,283   104,321
Depreciation and amortization    67,343    61,266   131,655   122,219
Stock-based compensation            334     1,543       884     3,450
                                --------  --------  --------  --------
Adjusted Operating Income
 before Depreciation and
 Amortization                  $117,571  $122,420  $229,822  $229,990
                                --------  --------  --------  --------

    Reconciliation of Net Cash Provided by Operating Activities to
Free Cash Flow

    The following table provides a reconciliation from net cash provided by operating activities to Free Cash Flow. In addition, the table provides the components from net cash provided by operating activities to operating income.

                              Three Months             Six Months
                             Ended June 30,          Ended June 30,
                           -------------------    --------------------
                               2006    2005          2006      2005
                           -------------------------------------------
                                         (in thousands)
Operating income           $ 49,894  $ 59,611     $  97,283  $104,321
 Depreciation and
  amortization               67,343    61,266       131,655   122,219
 Stock-based compensation       334     1,543           884     3,450
                            --------  --------     ---------  --------
Adjusted Operating Income
 before Depreciation and
 Amortization               117,571   122,420       229,822   229,990
 Changes in working
  capital accounts (1)        5,758    (1,151)        3,672     5,577
 Cash paid for interest     (76,384)  (54,036)(2)   (99,471)  (92,118)
 Cash paid for taxes           (138)      (85)         (691)     (222)
                            --------  --------     ---------  --------
Net cash provided by
 operating activities        46,807    67,148       133,332   143,227
 Capital expenditures       (84,136)  (54,788)     (141,765)  (93,513)
                            --------  --------     ---------  --------
Free Cash Flow             $(37,329) $ 12,360     $  (8,433) $ 49,714
                            --------  --------     ---------  --------

(1) Changes in working capital accounts are based on the net cash changes in current assets and current liabilities, excluding changes related to interest and taxes and other non-cash expenses.

(2) Excludes bond interest payments due April 1, 2005 that were made on March 31, 2005. Had the payments been made on April 1, 2005, Free Cash Flow for the three months ended June 30, 2005 would have been ($6,409).

                                   7

    About Insight Communications

    Insight Communications is the 9th largest cable operator in the United States, serving approximately 1.3 million customers in the four contiguous states of Illinois, Kentucky, Indiana and Ohio. Insight offers bundled, state-of-the-art services in mid-sized communities, delivering analog and digital video, high-speed Internet and, in selected markets, voice telephony to its customers.

    Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The words "estimate," "expect," "anticipate" and other expressions that indicate future events and trends identify forward-looking statements. The above forward-looking statements are subject to risks and uncertainties and are subject to change based upon a variety of factors that could cause actual results to differ materially from those Insight anticipates. Factors that could have a material and adverse impact on actual results include: all of the services offered by Insight face a wide range of competition; Insight has substantial debt and has significant interest payment requirements; there is uncertainty surrounding the potential dissolution of Insight's joint venture with a subsidiary of Comcast Corporation; the terms of Insight Midwest's indebtedness limits Insight's ability to access the cash flow of Insight Midwest's subsidiaries; Insight has a history of net losses; Insight's programming costs are substantial; general business conditions, economic uncertainty or slowdown, and the effects of governmental regulation; and the other risk factors described in Insight's annual report on Form 10-K and other periodic filings. Insight does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

                               8


                 INSIGHT COMMUNICATIONS COMPANY, INC.
                      CONSOLIDATED BALANCE SHEETS
                (dollars in thousands, except per share
                               amounts)

                                             June 30,    December 31,
                                               2006          2005
                                            ------------  ------------
                                             unaudited
Assets
Cash and cash equivalents                  $      4,586  $     29,782
Investments                                       6,419         5,901
Trade accounts receivable, net of
 allowance for doubtful accounts of $813
 and $1,079 as of June 30, 2006 and
 December 31, 2005                               24,839        27,261
Launch funds receivable                             470           974
Prepaid expenses and other current assets        12,252         9,645
                                            ------------  ------------
 Total current assets                            48,566        73,563

Fixed assets, net                             1,143,174     1,130,705
Goodwill                                         72,430        72,430
Franchise costs                               2,361,959     2,361,959
Deferred financing costs, net of
 accumulated amortization of $27,119 and
 $24,302 as of June 30, 2006 and December
 31, 2005                                        21,406        24,220
Other non-current assets                          2,836         2,287
                                            ------------  ------------
 Total assets                              $  3,650,371  $  3,665,164
                                            ============  ============

                                   9


                 INSIGHT COMMUNICATIONS COMPANY, INC.
                      CONSOLIDATED BALANCE SHEETS
           (dollars in thousands, except per share amounts)

                                               June 30,   December 31,
                                                 2006         2005
                                              -----------  -----------
                                              unaudited

Liabilities and stockholders' equity
Accounts payable                             $    42,370  $    42,333
Accrued expenses and other current
 liabilities                                      47,132       45,413
Accrued property taxes                            13,428       12,921
Accrued programming costs (inclusive of
 $30,245 and $29,878 due to related parties
 as of June 30, 2006 and December 31, 2005)       46,654       43,705
Deferred revenue                                   2,804        4,978
Interest payable                                  36,679       20,459
Debt - current portion                            83,500       83,500
                                              -----------  -----------
 Total current liabilities                       272,567      253,309

Deferred revenue                                   1,067        1,499
Debt                                           2,663,414    2,676,418
Other non-current liabilities                      5,207        2,382

Minority interest                                246,396      251,011

Stockholders' equity:
Voting preferred stock, $.01 par value:
 Series A - 1,000,000 shares authorized;
  848,945 shares issued and outstanding as
  of June 30, 2006 and December 31, 2005               8            8
 Series B - 1,000,000 shares authorized;
  517,836 shares issued and outstanding as
  of June 30, 2006 and December 31, 2005               5            5
Non-voting preferred stock, $.01 par value:
 Series C - 15,000,000 shares authorized;
  13,364,693 shares issued and outstanding
  as of June 30, 2006 and December 31, 2005          134          134
 Series D - 50,000,000 shares authorized;
  47,015,659 shares issued and outstanding
  as of June 30, 2006 and December 31, 2005          470          470
Non-voting common stock, $.01 par value:
 Series E - 5,000,000 shares authorized;
  3,665,747 and 0 shares issued and
  outstanding as of June 30, 2006 and
  December 31, 2005                                   37            -
 Series F - 100,000 shares authorized;
  92,470 and 0 shares issued and outstanding
  as of June 30, 2006 and December 31, 2005            1            -
Voting common stock, $.01 par value:
 Series G - 10,000,000 shares authorized; 0
  shares issued and outstanding as of June
  30, 2006 and December 31, 2005                       -            -
Additional paid-in-capital                       829,342      829,337
Accumulated deficit                             (364,913)    (345,199)
Deferred stock compensation                       (3,364)      (4,210)
                                              -----------  -----------
 Total stockholders' equity                      461,720      480,545
                                              -----------  -----------
 Total liabilities and stockholders' equity  $ 3,650,371  $ 3,665,164
                                              ===========  ===========

                                  10


                 INSIGHT COMMUNICATIONS COMPANY, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)
                        (dollars in thousands)


                             Three months ended     Six months ended
                                   June 30,             June 30,
                             ------------------- ---------------------
                                 2006    2005*        2006    2005*
                              -------- ---------  --------- ----------

Revenue                      $311,717  $279,311  $ 612,998  $ 548,638

Operating costs and
 expenses:
 Programming and other
  operating costs (exclusive
  of depreciation and
  amortization) (inclusive
  of $44,257 and $87,338,
  and $39,176 and $80,675 of
  programming expense
  incurred through related
  parties for the three and
  six months ended June 30,
  2006 and 2005)              112,660    92,172    222,245    190,755
 Selling, general and
  administrative (inclusive
  of $334 and $884, and
  $1,543 and $3,450 of
  stock-based compensation
  for the three and six
  months ended June 30, 2006
  and 2005)                    81,820    66,262    161,815    131,343
 Depreciation and
  amortization                 67,343    61,266    131,655    122,219
                              --------  --------  ---------  ---------
Total operating costs and
 expenses                     261,823   219,700    515,715    444,317
                              --------  --------  ---------  ---------

Operating income               49,894    59,611     97,283    104,321

Other income (expense):
 Interest expense             (61,208)  (56,291)  (122,283)  (111,008)
 Interest income                  369       761        881      1,023
 Other income (expense)            20       543        (50)       671
                              --------  --------  ---------  ---------
Total other expense, net      (60,819)  (54,987)  (121,452)  (109,314)

Income (loss) before
 minority interest and
 income taxes                 (10,925)    4,624    (24,169)    (4,993)
Minority interest income
 (expense)                      2,110    (5,227)     4,615     (3,827)
                              --------  --------  ---------  ---------

Loss before income taxes       (8,815)     (603)   (19,554)    (8,820)
Provision for income taxes        (80)     (125)      (160)      (250)
                              --------  --------  ---------  ---------

Net loss                     $ (8,895) $   (728) $ (19,714) $  (9,070)
                              ========  ========  =========  =========


* Reclassifications have been made to the prior year's financial statements to conform to those used in 2006.

                                  11


                 INSIGHT COMMUNICATIONS COMPANY, INC.
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                              (unaudited)
                        (dollars in thousands)

                                             -------------------------
                                             Six months ended June 30,
                                             -------------------------
                                                 2006         2005
                                              -----------  -----------
Operating activities:
 Net loss                                    $   (19,714) $    (9,070)
 Adjustments to reconcile net loss to net
  cash provided by operating activities:
  Depreciation and amortization                  131,655      122,219
  Stock-based compensation                           884        3,450
  Non-cash consulting expense                          -           30
  Gain on interest rate swaps                          -         (812)
  Minority interest                               (4,615)       3,827
  Provision for losses on trade accounts
   receivable                                      7,026        8,221
  Contribution of stock to 401(k) Plan                 -        1,434
  Amortization of note discount                    6,571       18,801
  Changes in operating assets and
   liabilities:
   Trade accounts receivable                      (4,604)      (1,065)
   Launch funds receivable                           504        2,194
   Prepaid expenses and other assets              (3,201)      (8,206)
   Accounts payable                                   37        7,889
   Interest payable                               16,220           42
   Accrued expenses and other liabilities          2,569       (5,727)
                                              -----------  -----------
 Net cash provided by operating activities        133,332      143,227
                                              -----------  -----------
Investing activities:
 Purchase of fixed assets                       (141,765)     (93,513)
 Sale of fixed assets                                504          957
 Purchase of investments                            (518)      (1,307)
 Sale of investments                                   -          926
                                              -----------  -----------
 Net cash used in investing activities          (141,779)     (92,937)
                                              -----------  -----------
Financing activities:
 Repayment of credit facilities                  (41,750)     (41,750)
 Net proceeds from borrowings under credit
  facility                                        25,000            -
 Other                                                 1            -
                                              -----------  -----------
 Net cash used in financing activities           (16,749)     (41,750)
                                              -----------  -----------
Net increase (decrease) in cash and cash
 equivalents                                     (25,196)       8,540
Cash and cash equivalents, beginning of
 period                                           29,782      100,144
                                              -----------  -----------
Cash and cash equivalents, end of period     $     4,586  $   108,684
                                              ===========  ===========


                                  12


                 INSIGHT COMMUNICATIONS COMPANY, INC.
                         OPERATING STATISTICS
       (in thousands, except per customer and penetration data)

                                            Q2        Q1        Q2
                                           2006      2006      2005
                                         --------- --------- ---------

Customer Relationships                    1,375.1   1,376.8   1,315.4

Total Average Monthly Revenue per Basic
 Customer                                  $79.65    $77.60    $73.64

Basic Cable
-----------
 Homes Passed                             2,445.9   2,434.9   2,396.4
 Basic Cable Customers                    1,302.4   1,306.7   1,257.2
 Basic Cable Penetration                     53.2%     53.7%     52.5%

 Cable Revenue                           $160,328  $158,207  $150,071
 Average Monthly Cable Revenue per Basic
  Customer                                 $40.97    $40.75    $39.57

High-Speed Internet ("HSI")
---------------------------
 HSI Homes Passed                         2,398.2   2,387.0   2,338.7
 HSI Customers                              534.5     514.8     391.3
 HSI Penetration                             22.3%     21.6%     16.7%

 HSI Revenue                              $58,616   $56,497   $46,318
 Average Monthly HSI Revenue per Basic
  Customer                                 $14.98    $14.55    $12.21
 Average Monthly HSI Revenue per HSI
  Customer                                 $37.24    $38.23    $40.68

Digital Cable
-------------
 Digital Universe                         1,243.9   1,245.4   1,210.5
 Digital Customers                          572.2     560.5     460.8
 Digital Cable Penetration                   46.0%     45.0%     38.1%

 Digital Revenue                          $34,307   $31,723   $27,838
 Average Monthly Digital Revenue per
  Basic Customer                            $8.77     $8.17     $7.34
 Average Monthly Digital Revenue per
  Digital Customer                         $20.19    $19.59    $20.18

Telephone
---------
 Telephone Universe (marketable homes)      871.8     858.3     763.7
 Telephone Customers                        107.2      99.7      73.5
 Telephone Penetration (to marketable
  homes)                                     12.3%     11.6%      9.6%

 Telephone Revenue                        $12,528   $11,355    $8,387
 Average Monthly Telephone Revenue per
  Basic Customer                            $3.20     $2.92     $2.21
 Average Monthly Telephone Revenue per
  Telephone Customer                       $40.37    $39.93    $39.35

Advertising Revenue
-------------------
 Advertising Revenue                      $20,020   $17,697   $19,749
 Average Monthly Advertising Revenue per
  Basic Customer                            $5.12     $4.56     $5.21

Other Revenue
-------------
 Other Revenue                            $25,918   $25,802   $26,948
 Average Monthly Other Revenue per Basic
  Customer                                  $6.61     $6.65     $7.10


                                  13


                 INSIGHT COMMUNICATIONS COMPANY, INC.
                  NCTA STANDARD REPORTING CATEGORIES
                         CAPITAL EXPENDITURES
                              (unaudited)
                            (in thousands)

                                   Three        Six          Twelve
                                   Months       Months       Months
                                   Ended        Ended        Ended
                                  June 30,     June 30,   December 31,
Insight Consolidated                2006        2006         2005
----------------------------------------------------------------------
Customer Premise Equipment      $    49,036  $    85,678  $   114,846
Scaleable Infrastructure              8,170       12,661       20,694
Line Extensions                       6,830       13,163       26,813
Upgrade/Rebuild                       4,737        8,456       24,704
Support Capital                      15,363       21,807       33,045
                                --------------------------------------
Total Insight Consolidated      $    84,136  $   141,765  $   220,102
                                --------------------------------------


    CONTACT: Insight Communications
             Sandy Colony, 917-286-2300